UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2011

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G
Billings, Montana 59101
(Address of principal executive offices, including zip code)

(406) 294-0765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on April 8, 2011, American Eagle Energy Inc. (“AMZG”), Eternal Energy Corp (“EERG”) and Eternal Sub Corp., a newly formed merger subsidiary wholly-owned by EERG (the “Merger Sub”), and American Eagle Energy Inc. (“AMZG”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  On December 20, 2011, in accordance with the terms of the Merger Agreement, EERG, Merger Sub, and AMZG consummated the final steps in their merger transaction (the “Merger”), whereby Merger Sub merged with and into AMZG, with AMZG surviving as a wholly-owned subsidiary of EERG.  The Merger Sub and AMZG filed the Articles of Merger with the Secretary of State of Nevada (the “Articles of Merger”) effective November 30, 2011.  A copy of the Articles of Merger is attached as Exhibit 3.5 and is incorporated by reference.

Pursuant to the terms of the Merger Agreement, upon the effective date of the merger (the “Effective Date”), each share of AMZG common stock, par value $0.001 per share (the “AMZG Shares”), that was issued and outstanding on November 28, 2011 (the “Record Date”) was converted into 3.641 shares (“Exchange Ratio”) of EERG’s common stock, $0.001 par value, per share (the “Post-Merger Shares”).  Immediately after the consummation of the Merger, the former stockholders of AMZG own approximately 80% of the issued and outstanding Post-Merger Shares and the legacy stockholders of EERG own approximately 20% of the issued and outstanding Post-Merger Shares, in each case without taking into account the exercise of any outstanding options for the purchase of common stock of either of the companies.  Each option to purchase AMZG Shares was converted into options to acquire a number of shares of Post-Merger Shares as adjusted for the exchange ratio at an equitably adjusted option price and otherwise on the same terms and conditions.

EERG appointed its transfer agent, Interwest Stock Transfer Co., Inc., as the agent to effectuate the exchange of AMZG Shares for the Post-Merger Shares.  As of December 2, 2011, the agent commenced the mailing or electronic transmittal to all of the persons known by it to have been holders of AMZG Shares as of November 28, 2011 (the record date) of a letter of transmittal with instructions on how to surrender AMZG Shares to receive that number of Post-Merger Shares to which such person is entitled.

Immediately following the closing of the Merger, EERG completed a 1-for-4.5 reverse stock split to reduce the number of outstanding shares of common stock to approximately 45,560,000 and changed its name to “American Eagle Energy Corporation.”  The new CUSIP number for Post-Merger Shares post-reverse split is 02554F102.  For the 20 trading days commencing December 20, 2011, the Post-Merger Shares will be listed for quotation on the OTC Markets and the OTC Bulletin Board under the symbol “EERGD” until a new symbol is thereafter assigned by the Financial Industry Regulatory Authority, Inc.

Item 5.01 Changes in Control of Registrant.

Subject to the terms of the Merger Agreement, on the Effective Date each AMZG Share was converted into 3.641 Post-Merger Shares.  EERG Issued 164,023,288 Post-Merger Shares to the AMZG stockholders and each of the stockholders of AMZG became stockholders of EERG.   EERG owns 100% of the AMZG Shares.  AMZG intends to file with the Securities and Exchange Commission a Certification on Form 15 under the Exchange Act requesting the suspension of reporting obligations under Section 15(d) of the Exchange Act.

On December 20, 2011, AMZG and EERG jointly issued a press release announcing the closing of the Merger, the consummation of the reverse stock split and the change of EERG’s name.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

3.5*	Articles of Merger between Eternal Sub Corp. and American Eagle Energy Inc.
99.1*	Press Release dated December 20, 2011

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011	AMERICAN EAGLE ENERGY INC.

	By:	/s/ Richard Findley
Richard Findley
President